UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2006

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 23, 2006, GTC Biotherapeutics, Inc. announced that it had been told that the Committee for Medicinal Products for Human Use, also known as the CHMP, of the European Medicines Agency, also known as EMEA, would issue a negative opinion on the market authorization application for GTC’s recombinant form of human antithrombin known as ATryn®.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information disclosed pursuant to this Item 7.01 and the press release attached as Exhibit 99.1 are deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01 Other Events.

On February 23, 2006, the CHMP issued a negative opinion on the market authorization application for the use of GTC’s ATryn® in patients with an hereditary deficiency of antithrombin. GTC intends to invoke the EMEA procedure for CHMP re-examination of the application for ATryn®. There can be no assurance that the CHMP will change its opinion as a result of the re-examination.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of GTC Biotherapeutics, Inc., dated February 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: February 27, 2006

By: /s/ John B. Green

        John B. Green

        Senior Vice President and

        Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of GTC Biotherapeutics, Inc., dated February 23, 2006.

4